Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Tracy Kessner

312-564-1467

tkessner@theprivatebank.com

For Immediate Release

PrivateBancorp Reports Third Quarter 2011 Results

Net income of $0.14 per share; increased net revenue and operating profit and continued asset quality improvement

CHICAGO, October 25, 2011 – PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income available to common shareholders of $10.0 million, or $0.14 per diluted share, for the third quarter 2011, compared to $4.5 million, or $0.06 per diluted share, for the third quarter 2010, and $5.5 million, or $0.08 per diluted share for the second quarter 2011. For the nine months ended September 30, 2011, the Company had net income available to common shareholders of $23.1 million, or $0.32 per diluted share, compared to a net loss of $20.6 million, or $0.29 loss per diluted share, for the nine months ended September 30, 2010.

“Our third quarter results reflected the continued success in attracting new middle market commercial clients and reshaping the composition of our loan portfolio,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “We continue to make progress improving asset quality. We disposed of $115 million of problem assets this quarter and we are seeing improved performance in the portfolio as evidenced by the 20 percent reduction in special mention and potential problem loans. While total loans outstanding were relatively flat, commercial loans grew by 3 percent and we funded over $500 million in loans to new relationships in the third quarter and more than $950 million year-to-date. We are pleased with our net interest margin this quarter in the face of a very competitive commercial lending environment.”

Third Quarter Results

•

Net revenue was $129.4 million, up 5 percent from the second quarter 2011, and operating profit was $54.4 million, up 15 percent from the second quarter 2011. Net interest margin increased from the prior quarter to 3.49 percent for the third quarter 2011.

•

Non-interest income increased 28 percent from the prior quarter to $27.6 million for the quarter ended September 30, 2011. Excluding net securities gains of $4.4 million for the third quarter 2011 and $670,000 for the second quarter 2011, non-interest income increased 11 percent from last quarter primarily due to strength in capital markets and mortgage banking activity.

•

As the Company continues to reposition the loan portfolio, commercial and industrial loans have grown 11 percent to 59 percent of the total loan portfolio at September 30, 2011, compared to 52 percent of the portfolio a year ago. Commercial real estate and construction loans were 33 percent of the total loan portfolio at September 30, 2011, compared to 39 percent of the portfolio a year ago.

•	Special mention and potential problem loans decreased 20 percent from June 30, 2011 and non-performing loans declined 8 percent from the prior quarter to $304.7 million.

•

Non-performing assets at quarter-end decreased 7 percent from last quarter to $421.1 million reflecting ongoing progress in resolution activity. Other real estate owned (OREO) declined 6 percent from the prior quarter. Disposition activity for the quarter included $83.8 million in problem loans and $30.8 million in OREO.

Operating Performance

Net revenue and operating profit results for the third quarter 2011 were favorably impacted by an increase in non-interest income of 18 percent from the third quarter 2010 and 28 percent from the second quarter 2011. Net revenue was $129.4 million for the third quarter 2011, an increase from $123.2 million in the third quarter 2010 and $122.8 million in the second quarter 2011. Operating profit was $54.4 million in the third quarter 2011, compared to $55.1 million in the third quarter 2010 and $47.1 million in the second quarter 2011. Non-interest income included $4.4 million of net securities gains for the third quarter 2011, compared to $3.0 million net securities gains for the third quarter 2010 and $670,000 net securities gains for the second quarter 2011.

Net interest income was $101.1 million for the third quarter 2011, up from $99.0 million for the third quarter 2010 and $100.5 million in the second quarter 2011. Net interest margin was 3.49 percent for the third quarter 2011, compared to 3.28 percent in the third quarter 2010 and 3.36 percent in the second quarter 2011. The third quarter 2011 net interest margin benefited from an improved loan mix as higher-yielding commercial and industrial loans replaced commercial real estate exposure and non-performing loan balances. Additionally net interest margin benefited from an increase in short-term LIBOR during the quarter. A portion of the net interest margin improvement, approximately 7 basis points, was due to one-time items recorded through interest income during the quarter related to two transactions. Deposits continued to reprice downward during the quarter, though at a slowing pace, and the Company increased non-interest bearing demand accounts.

Non-interest income was $27.6 million in the third quarter 2011, compared to $23.4 million in the third quarter 2010 and $21.6 million in the second quarter 2011. Treasury management income increased 14 percent from the third quarter 2010 and 3 percent from the second quarter 2011, reflecting ongoing cross-sell into our new and existing commercial client base. Trust and investment fee income was up 3 percent from third quarter 2010 and was down 6 percent compared to the second quarter 2011. The third quarter 2011 trust and investment income was affected by market conditions at the end of the quarter impacting fees earned on assets under management and administration. Seasonal tax and one-time fees occurring in the second quarter 2011 also led to the decline in trust and investment income compared to last quarter. Increased client demand, in part due to loan origination activity, drove capital markets revenue to increase to $5.5 million from $3.1 million in the third quarter 2010 and $3.9 million in the second quarter 2011. The credit valuation adjustment included in capital markets revenue was a negative $1.2 million in the third quarter 2011, compared to a negative $830,000 adjustment in the third quarter 2010 and a negative $573,000 adjustment in the second quarter 2011.

Mortgage banking income was $1.6 million for the third quarter 2011, compared to $2.8 million for the third quarter 2010 and $704,000 for the second quarter 2011. Declining mortgage interest rates led to increased refinancing activity in the second half of the third quarter 2011.

Expenses

Non-interest expense was $75.0 million in the third quarter 2011, compared to $68.1 million in the third quarter 2010 and $75.7 million in the second quarter 2011. Loan and collection costs and net foreclosed property expense continue to be heavily impacted by our work-out activity and the level of non-performing assets and will continue to have some variability as problem credits move through the work-out process. Third quarter salary and employee benefits expense was flat compared to the prior quarter but was up compared to a year ago primarily due to lower incentive compensation accruals in the third quarter 2010.

The efficiency ratio was 58.0 percent in the third quarter 2011, compared to 55.3 percent in the third quarter 2010, and 61.6 percent in the second quarter 2011.

Credit Quality

Consistent with the Company’s expectations, problem assets continued to decline during the quarter. Continued problem loan disposition activity and ongoing workout efforts drove the reduction in special mention and potential problem loans, down 20 percent compared to last quarter and 51 percent compared to a year ago. The Company expects these efforts to lead to further asset quality improvement. Non-performing loans reduced 8 percent and OREO reduced 6 percent from last quarter. The amount of non-performing loan inflows composed of primarily potential problem loans moving through the workout process were $68.3 million, compared to inflows averaging over $100.0 million for the last four quarters. Non-performing loan inflows have moderated as expected with the reduction of potential problem loans. During the quarter, the Company continued to execute a value driven approach to problem asset disposition and disposed of $83.8 million in problem loans and $30.8 million in OREO at a net incremental charge of 18 percent. During the past three quarters the Company disposed of approximately $300 million in problem assets with a net incremental charge of 14 percent.

The third quarter 2011 provision for loan losses was $32.3 million, excluding covered loan provision, compared to $40.0 million in the third quarter 2010 and $31.7 million in the second quarter 2011. At September 30, 2011, the allowance for loan losses was $200.0 million, or 2.31 percent of total loans, compared to $223.4 million, or 2.48 percent of total loans, at September 30, 2010, and $206.3 million, or 2.38 percent of total loans, at June 30, 2011. The Company’s reserve coverage continues to decline in alignment with improved asset quality in the portfolio. The allowance for loan losses as a percentage of non-performing loans was 66 percent at September 30, 2011, compared to 60 percent at September 30, 2010, and 62 percent at June 30, 2011.

Net charge-offs were $38.6 million for the quarter ended September 30, 2011, compared to $49.1 million for the third quarter 2010 and $43.7 million for the second quarter 2011. Net charge-offs remain at an elevated level primarily due to ongoing loan sale and disposition activity.

Non-performing assets reduced to $421.1 million at September 30, 2011, compared to $462.1 million at September 30, 2010, and $454.4 million at June 30, 2011. Non-performing assets to total assets were 3.50 percent at September 30, 2011, compared to 3.67 percent at September 30, 2010, and 3.75 percent at June 30, 2011. Non-performing loans were $304.7 million at quarter-end, down from $371.2 million at the end of third quarter 2010, and $330.4 million at the end of the second quarter 2011. OREO totaled $116.4 million at September 30, 2011, compared to $90.9 million at September 30, 2010, and $124.0 million at June 30, 2011.

Restructured loans accruing interest were $106.3 million at the end of third quarter 2011, compared to $53.4 million at the end of the third quarter 2010 and $124.6 million at the end of second quarter 2011. The reduction this quarter in restructured loans accruing interest was due primarily to a large transaction that was repaid. The Company utilizes loan restructuring as a way to maximize economic recovery.

Credit quality results exclude $319.0 million in covered assets as of the end of the third quarter, referring to certain assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement, compared to $419.9 million in the third quarter 2010 and $346.5 million in the second quarter 2011.

Balance Sheet

The Company continued to reshape the loan portfolio and focus on its commercial middle market expertise growing commercial and industrial loans to 59 percent of the total portfolio and reducing commercial real estate and construction loans to 33 percent of the total loan portfolio. Commercial and industrial loans were $5.2 billion at September 30, 2011, an increase of 11 percent from a year ago and an increase of 3 percent from the prior quarter. Total loans were $8.7 billion at quarter-end, compared to $9.0 billion at September 30, 2010 and $8.7 billion at June 30, 2011. Over $500 million in new relationships were funded this quarter. However, total loans were relatively flat due to the low demand environment, strategic reshaping of the loan portfolio and ongoing workout efforts.

Total assets were $12.0 billion at September 30, 2011, compared to $12.6 billion at September 30, 2010, and $12.1 billion at June 30, 2011. Total deposits were $10.1 billion at September 30, 2011, compared to $10.5 billion at September 30, 2010, and $10.2 billion at June 30, 2011. Total deposits have declined predominantly from a reduction of brokered deposits. Client deposits were $10.0 billion at the end of the third quarter 2011, compared to $10.1 billion at the end of third quarter 2010, and up from $9.8 billion at June 30, 2011. Non-interest bearing deposits at September 30, 2011 were 28 percent of total deposits, an increase from 20 percent a year ago.

The Company’s investment securities portfolio was $2.2 billion at September 30, 2011, compared to $2.1 billion at September 30, 2010, and $2.1 billion at June 30, 2011. Net unrealized gains were $74.2 million, compared to $78.7 million at the end of the third quarter 2010 and $52.7 million at the end of the second quarter 2011. The securities portfolio is primarily composed of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.

Capital

As of September 30, 2011, the Company’s total risk-based capital ratio was 14.89 percent, the Tier 1 risk-based capital ratio was 12.95 percent, and the leverage ratio was 11.48 percent. Tier 1 common capital ratio was 8.38 percent and tangible common equity ratio was 7.86 percent at the end of the third quarter 2011.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Tuesday, October 25, 2011, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #11922253. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on October 27, 2011, by calling (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International) and entering passcode #11922253.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of September 30, 2011, the Company had 34 offices in 10 states and $12.0 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to: unforeseen credit quality problems or deterioration in asset quality that could result in charge-offs greater than we have anticipated in our allowance for loan losses; adverse developments impacting one or more large credits; the extent of further deterioration in real estate values in our market areas, particularly in the Chicago area; difficulties in resolving problem credits or slower than anticipated dispositions of OREO which may result in increased losses or higher credit costs; continued uncertainty regarding U.S. and global economic recovery and economic outlook, and ongoing volatility in market conditions, that may impact credit quality or prolong weakness in demand for loans or other banking products and services; weakness in the commercial and industrial sector; unanticipated withdrawals of significant client deposits; lack of sufficient or cost-effective sources of liquidity or funding; the terms and availability of capital when and to the extent necessary or required to repay TARP or otherwise; loss of key personnel or an inability to recruit and retain appropriate talent; potential for significant charges if our deferred tax or goodwill assets suffer impairment; unanticipated changes in interest rates or significant tightening of credit spreads; competitive pricing pressures; uncertainty regarding implications of the Dodd-Frank Act and the rules and regulations to be adopted in connection with implementation of the legislation, including evolving regulatory capital standards; other legislative, regulatory or accounting changes affecting financial services companies and/or the products and services offered by financial services companies; uncertainties related to potential costs associated with pending litigation; or failures or disruptions to our data processing or other information or operational systems. These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Non-GAAP Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor’s Note: Financial highlights attached.

Consolidated Income Statements Unaudited (Amounts in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Interest Income
Loans, including fees	$102,174	$105,608	$310,212	$329,509
Federal funds sold and other short-term investments	231	376	966	1,584
Securities:
Taxable	15,196	16,996	46,154	48,863
Exempt from Federal income taxes	1,293	1,661	4,166	5,131

Total interest income	118,894	124,641	361,498	385,087

Interest Expense
Interest-bearing demand deposits	625	675	1,854	2,446
Savings deposits and money market accounts	5,356	8,512	18,100	26,994
Brokered and time deposits	5,895	8,130	19,115	29,091
Short-term borrowings	466	1,297	1,859	4,126
Long-term debt	5,463	7,068	16,425	21,820

Total interest expense	17,805	25,682	57,353	84,477

Net interest income	101,089	98,959	304,145	300,610
Provision for loan and covered loan losses	32,615	41,435	101,286	159,375

Net interest income after provision for loan and covered loan losses	68,474	57,524	202,859	141,235

Non-interest Income
Trust and investments	4,452	4,306	13,834	13,566
Mortgage banking	1,565	2,790	3,671	6,708
Capital markets products	5,510	3,104	13,870	7,495
Treasury management	5,016	4,406	14,640	12,295
Loan and credit-related fees	5,413	4,236	16,601	11,817
Other income, service charges, and fees	1,309	1,489	4,831	3,627
Net securities gains (losses)	4,370	3,029	5,407	2,873

Total non-interest income	27,635	23,360	72,854	58,381

Non-interest Expense
Salaries and employee benefits	38,841	34,412	116,034	111,286
Net occupancy expense	7,515	7,508	22,592	22,550
Technology and related costs	2,856	2,310	8,246	7,777
Marketing	2,218	2,039	6,661	6,504
Professional services	2,434	2,708	7,080	9,911
Outsourced servicing costs	1,918	2,038	5,924	5,857
Net foreclosed property expenses	7,129	3,075	20,920	8,164
Postage, telephone, and delivery	944	779	2,763	2,610
Insurance	5,393	7,113	17,825	18,186
Loan and collection expense	2,931	3,405	9,731	10,594
Other expenses	2,855	2,690	8,271	14,011

Total non-interest expense	75,034	68,077	226,047	217,450

Income (loss) before income taxes	21,075	12,807	49,666	(17,834)
Income tax provision (benefit)	7,593	4,786	16,192	(7,656)

Net income (loss)	13,482	8,021	33,474	(10,178)
Net income (loss) attributable to noncontrolling interests	33	71	163	217

Net income (loss) attributable to controlling interests	13,449	7,950	33,311	(10,395)
Preferred stock dividends and discount accretion	3,426	3,405	10,260	10,198

Net income (loss) available to common stockholders	$10,023	$4,545	$23,051	$(20,593)

Per Common Share Data
Basic	$0.14	$0.06	$0.32	$(0.29)
Diluted	$0.14	$0.06	$0.32	$(0.29)
Common dividends per share	$0.01	$0.01	$0.03	$0.03
Weighted-average shares outstanding	70,479	70,067	70,418	69,999
Weighted-average diluted shares outstanding	70,621	70,097	70,682	69,999

Note 1: Due to the net loss available to common stockholders reported for the nine months ended September 30, 2010, all potentially dilutive common stock equivalents were excluded from the diluted net loss per share computation as their inclusion would have been antidilutive.

Note 2: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Quarterly Consolidated Income Statements Unaudited (Amounts in thousands except per share data)

	3Q11	2Q11	1Q11	4Q10	3Q10
Interest Income
Loans, including fees	$102,174	$102,391	$105,647	$105,375	$105,608
Federal funds sold and other short-term investments	231	399	336	366	376
Securities:
Taxable	15,196	15,568	15,390	15,453	16,996
Exempt from Federal income taxes	1,293	1,387	1,486	1,644	1,661

Total interest income	118,894	119,745	122,859	122,838	124,641

Interest Expense
Interest-bearing demand deposits	625	587	642	702	675
Savings deposits and money market accounts	5,356	6,082	6,662	7,437	8,512
Brokered and time deposits	5,895	6,528	6,692	7,367	8,130
Short-term borrowings	466	566	827	962	1,297
Long-term debt	5,463	5,479	5,483	6,023	7,068

Total interest expense	17,805	19,242	20,306	22,491	25,682

Net interest income	101,089	100,503	102,553	100,347	98,959
Provision for loan and covered loan losses	32,615	31,093	37,578	35,166	41,435

Net interest income after provision for loan and covered loan losses	68,474	69,410	64,975	65,181	57,524

Non-interest Income
Trust and investments	4,452	4,720	4,662	4,574	4,306
Mortgage banking	1,565	704	1,402	3,479	2,790
Capital markets products	5,510	3,871	4,489	6,791	3,104
Treasury management	5,016	4,873	4,751	4,625	4,406
Loan and credit-related fees	5,413	5,290	5,898	4,710	4,236
Other income, service charges, and fees	1,309	1,464	2,058	1,377	1,489
Net securities gains (losses)	4,370	670	367	9,309	3,029

Total non-interest income	27,635	21,592	23,627	34,865	23,360

Non-interest Expense
Salaries and employee benefits	38,841	38,636	38,557	38,577	34,412
Net occupancy expense	7,515	7,545	7,532	7,385	7,508
Technology and related costs	2,856	2,729	2,661	2,447	2,310
Marketing	2,218	2,500	1,943	1,997	2,039
Professional services	2,434	2,312	2,334	3,020	2,708
Outsourced servicing costs	1,918	1,852	2,154	1,950	2,038
Net foreclosed property expenses	7,129	7,485	6,306	7,028	3,075
Postage, telephone, and delivery	944	931	888	1,049	779
Insurance	5,393	5,092	7,340	8,348	7,113
Loan and collection expense	2,931	4,247	2,553	4,029	3,405
Other expenses	2,855	2,335	3,081	6,318	2,690

Total non-interest expense	75,034	75,664	75,349	82,148	68,077

Income (loss) before income taxes	21,075	15,338	13,253	17,898	12,807
Income tax provision (benefit)	7,593	6,320	2,279	5,919	4,786

Net income (loss)	13,482	9,018	10,974	11,979	8,021
Net income (loss) attributable to noncontrolling interests	33	58	72	67	71

Net income (loss) attributable to controlling interests	13,449	8,960	10,902	11,912	7,950
Preferred stock dividends and discount accretion	3,426	3,419	3,415	3,409	3,405

Net income (loss) available to common stockholders	$10,023	$5,541	$7,487	$8,503	$4,545

Per Common Share Data
Basic	$0.14	$0.08	$0.10	$0.12	$0.06
Diluted	$0.14	$0.08	$0.10	$0.12	$0.06
Common dividends per share	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average shares outstanding	70,479	70,428	70,347	70,098	70,067
Weighted-average diluted shares outstanding	70,621	70,663	70,396	70,135	70,097

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Consolidated Balance Sheets (Dollars in thousands)

	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10
	unaudited	unaudited	unaudited	audited	unaudited
Assets
Cash and due from banks	$171,268	$160,289	$181,738	$112,772	$144,298
Fed funds sold and other short-term investments	248,559	457,422	621,206	541,316	532,637
Loans held for sale	24,126	13,503	22,611	30,758	44,271
Securities available-for-sale, at fair value	1,872,587	2,057,290	1,892,304	1,881,786	2,033,527
Securities held-to-maturity, at amortized cost	273,200	—	—	—	—
Non-marketable equity investments	43,894	20,406	23,490	23,537	25,587
Loans - excluding covered assets, net of unearned fees	8,674,955	8,672,642	9,037,067	9,114,357	8,992,129
Allowance for loan losses	(200,041)	(206,286)	(218,237)	(222,821)	(223,392)

Loans, net of allowance for loan losses and unearned fees	8,474,914	8,466,356	8,818,830	8,891,536	8,768,737

Covered assets	318,973	346,452	364,372	397,210	419,865
Allowance for covered loan losses	(16,689)	(16,904)	(19,738)	(15,334)	(12,174)

Covered assets, net of allowance for covered loan losses	302,284	329,548	344,634	381,876	407,691

Other real estate owned	116,364	123,997	93,770	88,728	90,944
Premises, furniture, and equipment, net	39,069	38,171	39,019	40,975	42,347
Accrued interest receivable	32,686	32,128	33,960	33,854	34,697
Investment in bank owned life insurance	50,565	50,183	49,799	49,408	48,950
Goodwill	94,584	94,596	94,609	94,621	94,633
Other intangible assets	15,715	16,089	16,464	16,840	17,242
Capital markets derivative assets	111,248	93,453	87,273	100,250	128,891
Other assets	148,798	161,946	177,735	177,364	169,513

Total assets	$12,019,861	$12,115,377	$12,497,442	$12,465,621	$12,583,965

Liabilities
Demand deposits:
Non-interest-bearing	$2,832,481	$2,527,230	$2,438,709	$2,253,661	$2,173,419
Interest-bearing	611,293	531,107	540,215	616,761	614,049
Savings deposits and money market accounts	4,392,697	4,497,297	4,831,253	4,821,823	5,039,970
Brokered deposits	902,002	1,342,422	1,467,196	1,450,827	1,241,366
Time deposits	1,370,190	1,336,212	1,348,603	1,392,357	1,461,668

Total deposits	10,108,663	10,234,268	10,625,976	10,535,429	10,530,472
Short-term borrowings	59,154	63,311	88,468	118,561	179,651
Long-term debt	379,793	409,793	409,793	414,793	439,566
Accrued interest payable	5,841	5,767	5,529	5,968	7,603
Capital markets derivative liabilities	113,968	95,043	88,351	102,018	132,594
Other liabilities	66,266	46,547	41,193	60,942	48,940

Total liabilities	10,733,685	10,854,729	11,259,310	11,237,711	11,338,826

Equity
Preferred stock	240,020	239,642	239,270	238,903	238,542
Common stock	71,220	71,155	71,036	70,972	70,657
Treasury stock	(20,680)	(20,615)	(20,312)	(20,054)	(19,023)
Additional paid-in capital	965,640	963,156	959,135	954,977	950,721
Accumulated deficit	(16,075)	(25,388)	(30,223)	(36,999)	(44,784)
Accumulated other comprehensive income, net of tax	46,051	32,535	19,121	20,078	48,776

Total stockholders’ equity	1,286,176	1,260,485	1,238,027	1,227,877	1,244,889

Noncontrolling interests	—	163	105	33	250

Total equity	1,286,176	1,260,648	1,238,132	1,227,910	1,245,139

Total liabilities and equity	$12,019,861	$12,115,377	$12,497,442	$12,465,621	$12,583,965

Selected Financial Data Unaudited (Amounts in thousands except per share data)

3Q11	2Q11	1Q11	4Q10	3Q10
Selected Statement of Income Data:
Net interest income	$101,089	$100,503	$102,553	$100,347	$98,959
Net revenue (1) (2)	$129,404	$122,811	$126,970	$136,088	$123,210
Operating profit (1) (2)	$54,370	$47,147	$51,621	$53,940	$55,133
Provision for loan and covered loan losses	$32,615	$31,093	$37,578	$35,166	$41,435
Income (loss) before taxes	$21,075	$15,338	$13,253	$17,898	$12,807
Net income (loss) available to common stockholders	$10,023	$5,541	$7,487	$8,503	$4,545

Per Common Share Data:
Basic earnings (loss) per share	$0.14	$0.08	$0.10	$0.12	$0.06
Diluted earnings (loss) per share	$0.14	$0.08	$0.10	$0.12	$0.06
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end) (1)	$14.57	$14.22	$13.98	$13.87	$14.10
Tangible book value (period end) (1) (2)	$13.04	$12.68	$12.43	$12.30	$12.53
Market value (close)	$7.52	$13.80	$15.29	$14.38	$11.39
Book value multiple	0.52	x	0.97	x	1.09	x	1.04	x	0.81	x

Share Data:
Weighted average common shares outstanding	70,479	70,428	70,347	70,098	70,067
Diluted average common shares outstanding	70,621	70,663	70,396	70,135	70,097
Common shares issued (at period end)	72,491	72,497	72,096	71,979	71,964
Common shares outstanding (at period end)	71,789	71,808	71,428	71,327	71,386

Performance Ratios:
Return on average assets	0.44%	0.29%	0.35%	0.38%	0.25%
Return on average common equity	3.80%	2.18%	3.03%	3.31%	1.77%
Net interest margin (1) (2)	3.49%	3.36%	3.46%	3.33%	3.28%
Covered asset accretion contribution to net interest margin	0.03%	0.03%	0.05%	0.05%	0.03%
Net interest margin, excluding impact of covered asset accretion	3.46%	3.33%	3.41%	3.28%	3.25%
Fee revenue as a percent of total revenue (1)	18.71%	17.23%	18.49%	20.30%	17.04%
Non-interest income to average assets	0.91%	0.69%	0.77%	1.11%	0.74%
Non-interest expense to average assets	2.46%	2.43%	2.44%	2.61%	2.16%
Net overhead ratio (1)	1.56%	1.74%	1.68%	1.50%	1.42%
Efficiency ratio (1) (2)	57.98%	61.61%	59.34%	60.36%	55.25%

Selected Information:
Assets under management and administration (1)	$4,161,614	$4,395,516	$4,313,843	$4,271,602	$4,023,821
Credit valuation adjustment on capital markets derivatives (1)	$(1,207)	$(573)	$817	$1,826	$(830)

Balance Sheet Ratios:
Loans to Deposits (period end) (3)	85.82%	84.74%	85.05%	86.51%	85.39%
Average interest-earning assets to average interest-bearing liabilities	145.30%	139.77%	134.88%	134.76%	133.96%

Capital Ratios (period end):
Total risk-based capital (1)	14.89%	15.12%	14.55%	14.18%	14.40%
Tier 1 risk-based capital (1)	12.95%	12.95%	12.41%	12.06%	12.25%
Leverage (1)	11.48%	11.00%	10.91%	10.78%	10.71%
Tier 1 common capital (1) (2)	8.38%	8.34%	7.97%	7.69%	7.79%
Tangible common equity to tangible assets (1) (2)	7.86%	7.58%	7.17%	7.10%	7.17%
Total equity to total assets	10.70%	10.41%	9.91%	9.85%	9.89%

(1)	Refer to Glossary of Terms for definition.
(2)	This is a non-U.S. GAAP measure, refer to Non-U.S. GAAP Measures for a reconciliation from non-U.S. GAAP to U.S. GAAP.
(3)	Excludes covered assets. Refer to Glossary of Terms for definition.

Loan Composition (excluding covered assets(1)) (Dollars in thousands)

		% of		% of		% of		% of		% of
	09/30/11	Total	06/30/11	Total	03/31/11	Total	12/31/10	Total	09/30/10	Total
	unaudited		unaudited		unaudited		audited		unaudited
Commercial and industrial	$4,071,840	47%	$3,993,619	46%	$4,079,874	45%	$4,015,257	44%	$3,850,498	43%
Commercial - owner-occupied CRE	1,084,212	12%	988,540	11%	990,342	11%	897,620	10%	774,678	9%

Total commercial	5,156,052	59%	4,982,159	57%	5,070,216	56%	4,912,877	54%	4,625,176	52%

Commercial real estate	2,054,925	24%	2,191,127	25%	2,289,259	25%	2,400,923	26%	2,534,600	28%
Commercial real estate - multi-family	421,045	5%	397,291	5%	451,685	5%	457,246	5%	471,989	5%

Total commercial real estate	2,475,970	29%	2,588,418	30%	2,740,944	30%	2,858,169	31%	3,006,589	33%

Construction	315,858	4%	366,061	4%	464,253	5%	530,733	6%	556,960	6%
Residential real estate	307,705	3%	301,250	4%	314,082	4%	319,146	4%	324,434	4%
Home equity	186,914	2%	190,691	2%	188,900	2%	197,179	2%	197,977	2%
Personal	232,456	3%	244,063	3%	258,672	3%	296,253	3%	280,993	3%

Total loans	$8,674,955	100%	$8,672,642	100%	$9,037,067	100%	$9,114,357	100%	$8,992,129	100%

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

Unaudited

	09/30/11			06/30/11			12/31/10
		% of	%		% of	%		% of
	Amount	Total	Nonperforming	Amount	Total	Nonperforming	Amount	Total
Commercial Real Estate Portfolio
Land	$239,778	10%	9%	$247,580	10%	11%	$311,464	11%
Residential 1-4 family	116,007	5%	23%	126,554	5%	31%	139,689	5%
Multi-family	421,045	17%	1%	397,291	15%	4%	457,246	16%
Industrial/warehouse	340,968	14%	6%	351,836	14%	6%	391,694	14%
Office	515,442	21%	2%	509,758	20%	2%	531,193	18%
Retail	395,001	16%	11%	427,397	16%	12%	450,135	16%
Health care	87,377	3%	0%	79,651	3%	0%	114,545	4%
Mixed use/other	360,352	14%	10%	448,351	17%	4%	462,203	16%

Total commercial real estate	$2,475,970	100%	6%	$2,588,418	100%	7%	$2,858,169	100%

Construction Portfolio
Land	$51,394	16%	1%	$48,035	13%	12%	$46,036	9%
Residential 1-4 family	24,812	8%	27%	27,475	8%	28%	30,698	6%
Multi-family	50,064	16%	0%	59,825	16%	2%	77,685	15%
Industrial/warehouse	26,488	8%	0%	26,322	7%	3%	34,703	7%
Office	41,253	13%	1%	55,544	15%	3%	92,369	17%
Retail	60,035	19%	26%	64,985	18%	20%	92,268	17%
Mixed use/other	61,812	20%	11%	83,875	23%	8%	156,974	29%

Total construction	$315,858	100%	9%	$366,061	100%	10%	$530,733	100%

(1)	Refer to Glossary of Terms for definition.
*	- Less than 1%.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

	3Q11	2Q11	1Q11	4Q10	3Q10
Credit Quality Key Ratios
Net charge-offs (annualized) to average loans	1.76%	1.95%	1.83%	1.54%	2.17%
Nonperforming loans to total loans	3.51%	3.81%	3.95%	4.01%	4.13%
Nonperforming loans to total assets	2.54%	2.73%	2.86%	2.94%	2.95%
Nonperforming assets to total assets	3.50%	3.75%	3.61%	3.65%	3.67%
Allowance for loan losses to:
total loans	2.31%	2.38%	2.41%	2.44%	2.48%
nonperforming loans	66%	62%	61%	61%	60%

Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	304,747	330,448	356,932	365,880	371,156
OREO	116,364	123,997	93,770	88,728	90,944

Total nonperforming assets	$421,111	$454,445	$450,702	$454,608	$462,100

Restructured loans accruing interest	$106,330	$124,614	$100,895	$87,576	$53,397

Special mention loans	$218,561	$227,413	$275,519	$398,834	$558,757
Potential problem loans	$277,125	$392,019	$518,144	$507,590	$448,766
Nonperforming Loans Rollforward
Beginning balance	$330,448	$356,932	$365,880	$371,156	$370,179
Additions:
New nonaccrual loans	68,298	110,438	95,275	108,526	123,557
Reductions:
Return to performing status	(1,608)	(2,781)	(11,059)	(6,564)	(5,969)
Paydowns and payoffs, net of advances	(13,166)	(7,941)	(16,301)	(18,852)	(18,208)
Net sales	(20,432)	(38,129)	(11,288)	(10,595)	(3,200)
Transfer to OREO	(24,373)	(49,667)	(23,655)	(39,795)	(44,979)
Charge-offs, net	(34,420)	(38,404)	(41,920)	(37,996)	(50,224)

Total reductions	(93,999)	(136,922)	(104,223)	(113,802)	(122,580)

Balance at end of period	$304,747	$330,448	$356,932	$365,880	$371,156

OREO Rollforward
Beginning balance	$123,997	$93,770	$88,728	$90,944	$68,693
New foreclosed property	24,373	49,667	23,661	40,178	44,979
Valuation adjustments	(1,175)	(5,483)	(4,762)	(1,994)	(1,385)
Disposals:
Sales proceeds	(25,921)	(13,615)	(12,277)	(40,076)	(20,277)
Net (loss) gain on sale	(4,910)	(342)	(1,580)	(324)	(1,066)

Balance at end of period	$116,364	$123,997	$93,770	$88,728	$90,944

Restructured Loans Accruing Interest Rollforward
Beginning balance	$124,614	$100,895	$87,576	$53,397	$4,030
Additions:
New restructured loans accruing interest	8,592	54,663	19,328	45,582	49,404
Return to performing status	1,029	—	—	—	—
Reductions:
Paydowns and payoffs, net of advances	(20,545)	(7,915)	(1,535)	1,034	(37)
Move to nonperforming loans	(4,716)	(9,930)	(4,474)	(12,437)	—
Net sales	(2,260)	(9,600)	—	—	—
Charge-offs, net	(44)	(3,499)	—	—	—
Removal of restructured loan status	(340)	—	—	—	—

Balance at end of period	$106,330	$124,614	$100,895	$87,576	$53,397

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

Credit Quality Indicators (1)
	Special Mention	% of Loan Type	Potential Problem Loans	% of Loan Type	Non- Performing Loans	% of Loan Type	Total Loans
As of September 30, 2011
Transformational (1)
Commercial	$44,086	0.9%	$102,460	2.2%	$52,865	1.1%	$4,659,930
Commercial real estate	53,069	4.1%	38,808	3.0%	36,316	2.8%	1,281,591
Construction	10,129	4.8%	9,283	4.4%	12,579	6.0%	210,904
Residential real estate	—	—	8,212	6.7%	403	0.3%	121,913
Home equity	—	—	424	1.0%	—	—	43,965
Personal	3,934	3.1%	810	0.6%	346	0.3%	127,483

Total transformational	$111,218	1.7%	$159,997	2.5%	$102,509	1.6%	$6,445,786

Legacy (1)
Commercial	$10,718	2.2%	$25,558	5.2%	$15,824	3.2%	$496,122
Commercial real estate	88,396	7.4%	70,111	5.9%	124,472	10.4%	1,194,379
Construction	—	—	342	0.3%	17,418	16.6%	104,954
Residential real estate	5,427	2.9%	12,163	6.5%	17,604	9.5%	185,792
Home equity	1,595	1.1%	8,145	5.7%	13,440	9.4%	142,949
Personal	1,207	1.1%	809	0.8%	13,480	12.8%	104,973

Total legacy	107,343	4.8%	117,128	5.3%	202,238	9.1%	2,229,169

Total	$218,561	2.5%	$277,125	3.2%	$304,747	3.5%	$8,674,955

As of June 30, 2011
Transformational (1)
Commercial	$23,805	0.5%	$141,998	3.2%	$48,429	1.1%	$4,459,172
Commercial real estate	73,216	5.7%	71,531	5.6%	38,208	3.0%	1,274,904
Construction	14,171	6.2%	15,243	6.7%	12,580	5.5%	229,184
Residential real estate	1,205	1.1%	6,055	5.7%	306	0.3%	105,406
Home equity	—	—	346	0.9%	—	—	39,110
Personal	—	—	810	0.6%	365	0.3%	128,648

Total transformational	$112,397	1.8%	$235,983	3.8%	$99,888	1.6%	$6,236,424

Legacy (1)
Commercial	$10,326	2.0%	$29,784	5.7%	$12,968	2.5%	$522,987
Commercial real estate	95,038	7.2%	100,943	7.7%	144,807	11.0%	1,313,514
Construction	—	—	3,076	2.2%	24,560	17.9%	136,877
Residential real estate	7,069	3.6%	10,683	5.5%	18,190	9.3%	195,844
Home equity	1,536	1.0%	10,501	6.9%	12,706	8.4%	151,581
Personal	1,047	0.9%	1,049	0.9%	17,329	15.0%	115,415

Total legacy	115,016	4.7%	156,036	6.4%	230,560	9.5%	2,436,218

Total	$227,413	2.6%	$392,019	4.5%	$330,448	3.8%	$8,672,642

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

Nonaccrual Loans Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of September 30, 2011
Amount:
Commercial	$24,511	$28,173	$—	$1,793	$14,212	$68,689
Commercial real estate	47,643	26,941	19,031	31,557	35,616	160,788
Construction	12,490	—	7,866	5,183	4,458	29,997
Residential real estate	—	—	—	7,789	10,218	18,007
Personal and home equity	—	7,869	—	2,165	17,232	27,266

Total	$84,644	$62,983	$26,897	$48,487	$81,736	$304,747

Number of borrowers:
Commercial	2	4	—	1	40	47
Commercial real estate	3	5	5	15	64	92
Construction	1	—	2	2	8	13
Residential real estate	—	—	—	2	21	23
Personal and home equity	—	1	—	1	37	39

Total	6	10	7	21	170	214

As of June 30, 2011
Amount:
Commercial	$35,062	$9,763	$3,201	$2,260	$11,111	$61,397
Commercial real estate	36,600	33,966	35,122	29,486	47,841	183,015
Construction	12,490	5,351	4,808	5,226	9,265	37,140
Residential real estate	—	—	7,789	—	10,707	18,496
Personal and home equity	11,040	—	—	2,165	17,195	30,400

Total	$95,192	$49,080	$50,920	$39,137	$96,119	$330,448

Number of borrowers:
Commercial	3	1	1	1	38	44
Commercial real estate	2	6	9	14	83	114
Construction	1	1	1	2	14	19
Residential real estate	—	—	2	—	19	21
Personal and home equity	1	—	—	1	40	42

Total	7	8	13	18	194	240

Restructured Loans Accruing Interest Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of September 30, 2011
Amount:
Commercial	$15,540	$24,650	$3,563	$1,692	$4,708	$50,153
Commercial real estate	21,415	5,187	—	7,778	6,703	41,083
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	1,063	1,063
Personal and home equity	12,788	—	—	—	1,243	14,031

Total	$49,743	$29,837	$3,563	$9,470	$13,717	$106,330

Number of borrowers:
Commercial	1	4	1	1	14	21
Commercial real estate	1	1	—	3	11	16
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	2	2
Personal and home equity	1	—	—	—	3	4

Total	3	5	1	4	30	43

As of June 30, 2011
Amount:
Commercial	$32,780	$14,313	$3,462	$1,734	$5,744	$58,033
Commercial real estate	21,435	5,207	8,152	1,985	5,237	42,016
Construction	—	5,936	3,076	—	—	9,012
Residential real estate	—	—	—	—	1,167	1,167
Personal and home equity	12,886	—	—	—	1,500	14,386

Total	$67,101	$25,456	$14,690	$3,719	$13,648	$124,614

Number of borrowers:
Commercial	2	2	1	1	13	19
Commercial real estate	1	1	3	1	9	15
Construction	—	1	1	—	—	2
Residential real estate	—	—	—	—	3	3
Personal and home equity	1	—	—	—	5	6

Total	4	4	5	2	30	45

(1)	Refer to Glossary of Terms for definition.

Loan Portfolio Aging (excluding covered assets(1)) Unaudited (Dollars in thousands)

As of September 30, 2011	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Nonaccrual	Total Loans
Loan balances:
Commercial	$5,083,733	$3,529	$101	$—	$68,689	$5,156,052
Commercial real estate	2,300,497	5,884	8,801	—	160,788	2,475,970
Construction	285,519	342	—	—	29,997	315,858
Residential real estate	286,827	7	2,864	—	18,007	307,705
Personal and home equity	390,312	776	1,016	—	27,266	419,370

Total loans	$8,346,888	$10,538	$12,782	$—	$304,747	$8,674,955

Aging as a percent of loan balance:
Commercial	98.60%	0.07%	*	—	1.33%	100.00%
Commercial real estate	92.91%	0.24%	0.36%	—	6.49%	100.00%
Construction	90.39%	0.11%	—	—	9.50%	100.00%
Residential real estate	93.22%	*	0.93%	—	5.85%	100.00%
Personal and home equity	93.07%	0.19%	0.24%	—	6.50%	100.00%

Total loans	96.22%	0.12%	0.15%	—	3.51%	100.00%

	3Q11	2Q11	1Q11	4Q10	3Q10

Nonaccrual loans:
Commercial	$68,689	$61,397	$78,031	$82,146	$87,800
Commercial real estate	160,788	183,015	191,334	202,724	213,975
Construction	29,997	37,140	41,643	33,403	33,589
Residential real estate	18,007	18,496	16,869	14,841	9,101
Personal and home equity	27,266	30,400	29,055	32,766	26,691

Total	$304,747	$330,448	$356,932	$365,880	$371,156

Nonaccrual loans as a percent of total loan type:
Commercial	1.33%	1.23%	1.54%	1.67%	1.90%
Commercial real estate	6.49%	7.07%	6.98%	7.09%	7.12%
Construction	9.50%	10.15%	8.97%	6.29%	6.03%
Residential real estate	5.85%	6.14%	5.37%	4.65%	2.81%
Personal and home equity	6.50%	6.99%	6.49%	6.54%	5.57%

Total	3.51%	3.81%	3.95%	4.01%	4.13%
Loans past due 60-89 days and still accruing:
Commercial	$101	$3,978	$139	$759	$435
Commercial real estate	8,801	10,292	6,782	12,346	8,864
Construction	—	—	—	1,895	6,200
Residential real estate	2,864	1,000	396	4,098	2,767
Personal and home equity	1,016	1,288	2,935	4,033	1,104

Total	$12,782	$16,558	$10,252	$23,131	$19,370

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	*	0.08%	—	0.02%	0.01%
Commercial real estate	0.36%	0.40%	0.25%	0.43%	0.29%
Construction	—	—	—	0.36%	1.11%
Residential real estate	0.93%	0.33%	0.13%	1.28%	0.85%
Personal and home equity	0.24%	0.30%	0.66%	0.80%	0.23%

Total	0.15%	0.19%	0.11%	0.27%	0.22%
Loans past due 30-59 days and still accruing:
Commercial	$3,529	$1,723	$3,997	$1,024	$2,772
Commercial real estate	5,884	3,384	23,409	10,264	18,869
Construction	342	—	4,835	—	3,327
Residential real estate	7	392	753	180	1,174
Personal and home equity	776	2,803	1,921	14,098	2,188

Total	$10,538	$8,302	$34,915	$25,566	$28,330

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.07%	0.03%	0.08%	0.02%	0.06%
Commercial real estate	0.24%	0.13%	0.85%	0.36%	0.63%
Construction	0.11%	—	1.04%	—	0.60%
Residential real estate	*	0.13%	0.24%	0.06%	0.36%
Personal and home equity	0.19%	0.64%	0.43%	2.86%	0.46%

Total	0.12%	0.10%	0.39%	0.28%	0.32%

(1)	Refer to Glossary of Terms for definition.

*	Less than 0.1%.

Foreclosed Real Estate (OREO), excluding covered assets(1) Unaudited (Dollars in thousands)

OREO Properties by Type

	September 30, 2011			June 30, 2011			December 31, 2010
	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total
Single family homes	75	$22,821	19%	61	$24,081	19%	24	$21,534	24%
Land parcels	243	55,998	48%	285	58,403	47%	320	34,122	38%
Multi-family	11	5,476	5%	14	14,393	12%	14	6,061	7%
Office/industrial	28	24,243	21%	21	18,938	15%	20	26,511	30%
Retail	7	7,826	7%	4	8,182	7%	1	500	1%

Total	364	$116,364	100%	385	$123,997	100%	379	$88,728	100%

OREO Property Location

	Illinois	Georgia	Michigan	South Eastern (2)	Other (3)	Total
September 30, 2011
Single family homes	$19,240	$1,259	$1,408	$—	$914	$22,821
Land parcels	35,409	2,951	2,874	9,568	5,196	55,998
Multi-family	3,202	—	1,702	—	572	5,476
Office/industrial	14,864	1,012	548	3,762	4,057	24,243
Retail	5,807	892	1,127	—	—	7,826

Total	$78,522	$6,114	$7,659	$13,330	$10,739	$116,364

% of Total	68%	5%	7%	11%	9%	100%

June 30, 2011
Single family homes	$19,628	$1,259	$2,504	$690	$—	$24,081
Land parcels	36,846	3,496	3,188	8,837	6,036	58,403
Multi-family	12,116	—	2,277	—	—	14,393
Office/industrial	9,099	1,044	1,483	3,772	3,540	18,938
Retail	7,290	892	—	—	—	8,182

Total	$84,979	$6,691	$9,452	$13,299	$9,576	$123,997

% of Total	68%	5%	8%	11%	8%	100%

December 31, 2010
Single family homes	$14,943	$139	$6,194	$—	$258	$21,534
Land parcels	10,874	4,772	3,626	10,396	4,454	34,122
Multi-family	5,166	—	895	—	—	6,061
Office/industrial	13,505	1,104	3,787	4,573	3,542	26,511
Retail	500	—	—	—	—	500

Total	$44,988	$6,015	$14,502	$14,969	$8,254	$88,728

% of Total	51%	7%	16%	17%	9%	100%

(1)	Refer to Glossary of Terms for definition.
(2)	Represents the southeastern states of Arkansas and Florida.
(3)	Primarily represents the midwestern states of Ohio, Indiana, Wisconsin and Missouri.

Allowance for Loan Losses (excluding covered assets(1)) Unaudited (Dollars in thousands)

	3Q11	2Q11	1Q11	4Q10	3Q10

Change in allowance for loan losses:
Balance at beginning of period	$206,286	$218,237	$222,821	$223,392	$232,411
Loans charged-off:
Commercial	$(5,039)	$(10,512)	$(4,200)	$(3,050)	$(2,541)
Commercial real estate	(29,920)	(25,402)	(29,409)	(21,909)	(31,809)
Construction	(1,419)	(8,275)	(62)	(1,709)	(4,882)
Residential real estate	(234)	(186)	(386)	(544)	(1,715)
Home equity	(3,291)	(508)	(1,447)	(1,234)	(736)
Personal	(2,083)	(434)	(6,787)	(8,602)	(8,939)

Total charge-offs	(41,986)	(45,317)	(42,291)	(37,048)	(50,622)

Recoveries on loans previously charged-off:
Commercial	$2,278	$707	$465	$1,243	$730
Commercial real estate	969	511	272	75	304
Construction	29	56	97	274	131
Residential real estate	9	40	2	12	4
Home equity	12	15	10	79	9
Personal	103	312	155	259	394

Total recoveries	3,400	1,641	1,001	1,942	1,572

Net charge-offs	(38,586)	(43,676)	(41,290)	(35,106)	(49,050)
Provisions charged to operating expense	32,341	31,725	36,706	34,535	40,031

Balance at end of period	$200,041	$206,286	$218,237	$222,821	$223,392

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$45,000	$46,000	$50,250	$52,100	$50,863
Commercial real estate	60,000	67,000	75,500	72,850	75,701
Construction	10,450	9,600	12,900	16,000	17,048
Residential real estate	5,800	5,400	4,425	4,275	3,842
Home equity	3,500	3,500	3,425	3,150	2,312
Personal	3,100	3,100	3,325	3,475	4,910

Total allocated	$127,850	$134,600	$149,825	$151,850	$154,676
Specific reserve	72,191	71,686	68,412	70,971	68,716

Total	$200,041	$206,286	$218,237	$222,821	$223,392

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	22%	22%	23%	23%	23%
Commercial real estate	30%	32%	35%	33%	34%
Construction	5%	5%	6%	7%	8%
Residential real estate	3%	3%	2%	2%	2%
Home equity	2%	2%	2%	1%	1%
Personal	2%	2%	2%	2%	2%

Total allocated	64%	66%	70%	68%	70%
Specific reserve	36%	34%	30%	32%	30%

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
total loans	2.31%	2.38%	2.41%	2.44%	2.48%
nonperforming loans	66%	62%	61%	61%	60%

(1)	Refer to Glossary of Terms for definition.

Deposits (Dollars in thousands)

		% of		% of		% of		% of		% of
	09/30/11	Total	06/30/11	Total	03/31/11	Total	12/31/10	Total	09/30/10	Total
	unaudited		unaudited		unaudited		audited		unaudited
Non-interest bearing deposits	$2,832,481	28%	$2,527,230	25%	$2,438,709	23%	$2,253,661	21%	$2,173,419	20%
Interest-bearing deposits	611,293	6%	531,107	5%	540,215	5%	616,761	6%	614,049	6%
Savings deposits	214,610	2%	202,427	2%	203,550	2%	190,685	2%	178,533	2%
Money market accounts	4,178,087	41%	4,294,870	42%	4,627,703	44%	4,631,138	44%	4,861,437	46%
Brokered deposits:
Traditional	60,665	1%	277,628	3%	455,473	4%	329,107	3%	150,183	1%
Client CDARS (1)	841,337	8%	956,094	9%	888,676	8%	852,458	8%	828,508	8%
Non-client CDARS (1)	—	0%	108,700	1%	123,047	1%	269,262	3%	262,675	3%

Total brokered deposits	902,002	9%	1,342,422	13%	1,467,196	13%	1,450,827	14%	1,241,366	12%
Time deposits	1,370,190	14%	1,336,212	13%	1,348,603	13%	1,392,357	13%	1,461,668	14%

Total deposits	$10,108,663	100%	$10,234,268	100%	$10,625,976	100%	$10,535,429	100%	$10,530,472	100%

Client deposits (1)	$10,047,998	99%	$9,847,940	96%	$10,047,456	95%	$9,937,060	94%	$10,117,614	96%

(1)	Refer to Glossary of Terms for definition.

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended September 30,
	2011			2010
	Average Balance	Interest (1)	Rate	Average Balance	Interest (1)	Rate
Assets:
Fed funds sold and other short-term investments	$373,705	$231	0.24%	$594,319	$376	0.25%
Securities:
Taxable	1,935,653	15,196	3.14%	1,809,969	16,996	3.76%
Tax-exempt (2)	132,716	1,973	5.95%	166,252	2,552	6.14%

Total securities	2,068,369	17,169	3.32%	1,976,221	19,548	3.96%

Loans, excluding covered assets:
Commercial	5,079,470	60,936	4.69%	4,426,851	51,836	4.58%
Commercial real estate	2,511,749	26,590	4.14%	3,096,387	33,777	4.27%
Construction	361,764	3,492	3.78%	580,692	5,551	3.74%
Residential	315,244	3,411	4.33%	352,179	4,205	4.78%
Personal and home equity	429,632	3,879	3.58%	501,825	4,849	3.83%

Total loans, excluding covered assets (3)	8,697,859	98,308	4.43%	8,957,934	100,218	4.38%

Total interest-earning assets before covered assets (2)	11,139,933	115,708	4.08%	11,528,474	120,142	4.10%
Covered assets (4)	306,390	3,866	4.95%	410,431	5,390	5.15%

Total interest-earning assets (2)	$11,446,323	$119,574	4.11%	$11,938,905	$125,532	4.13%

Cash and due from banks	153,020			133,126
Allowance for loan and covered loan losses	(232,501)			(245,204)
Other assets	718,891			694,956

Total assets	$12,085,733			$12,521,783

Liabilities and Equity:
Interest-bearing demand deposits	$597,741	$625	0.42%	$655,028	$675	0.41%
Savings deposits	210,191	210	0.40%	176,308	216	0.49%
Money market accounts	4,183,937	5,146	0.49%	4,889,762	8,296	0.67%
Time deposits	1,335,757	4,087	1.21%	1,463,500	5,482	1.49%
Brokered deposits	1,083,815	1,808	0.66%	1,095,932	2,648	0.96%

Total interest-bearing deposits	7,411,441	11,876	0.64%	8,280,530	17,317	0.83%
Short term borrowings	60,283	466	3.02%	163,626	1,297	3.10%
Long term debt	405,880	5,463	5.34%	468,425	7,068	5.97%

Total interest-bearing liabilities	7,877,604	17,805	0.90%	8,912,581	25,682	1.14%

Non-interest bearing demand deposits	2,747,760			2,164,147
Other liabilities	174,937			187,570
Equity	1,285,432			1,257,485

Total liabilities and equity	$12,085,733			$12,521,783

Net interest spread (5)			3.21%			2.99%
Effect of non interest-bearing funds			0.28%			0.29%

Net interest income/margin (2) (5) (6)		$101,769	3.49%		$99,850	3.28%

(1)	Interest income included $6.4 million and $5.4 million in loan fees for the three months ended September 30, 2011 and 2010, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $329.7 million and $379.4 million for the three months ended September 30, 2011 and 2010, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $3.5 million and $4.2 million for the three months ended September 30, 2011 and 2010, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the three months ended September 30, 2011 and 2010, accretion related to covered assets contributed to net interest margin by 3 basis points.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended September 30,			Three Months Ended June 30,
	2011			2011
	Average Balance	Interest (1)	Rate	Average Balance	Interest (1)	Rate
Assets:
Fed funds sold and other short-term investments	$373,705	$231	0.24%	$631,725	$399	0.25%
Securities:
Taxable	1,935,653	15,196	3.14%	1,826,537	15,568	3.41%
Tax-exempt (2)	132,716	1,973	5.95%	139,620	2,103	6.02%

Total securities	2,068,369	17,169	3.32%	1,966,157	17,671	3.59%

Loans, excluding covered assets:
Commercial	5,079,470	60,936	4.69%	5,098,199	58,667	4.55%
Commercial real estate	2,511,749	26,590	4.14%	2,719,370	28,348	4.12%
Construction	361,764	3,492	3.78%	413,049	3,640	3.49%
Residential	315,244	3,411	4.33%	314,362	3,424	4.36%
Personal and home equity	429,632	3,879	3.58%	441,100	4,023	3.66%

Total loans, excluding covered assets (3)	8,697,859	98,308	4.43%	8,986,080	98,102	4.32%

Total interest-earning assets before covered assets (2)	11,139,933	115,708	4.08%	11,583,962	116,172	3.98%
Covered assets (4)	306,390	3,866	4.95%	332,076	4,289	5.12%

Total interest-earning assets (2)	$11,446,323	$119,574	4.11%	$11,916,038	$120,461	4.01%

Cash and due from banks	153,020			156,678
Allowance for loan and covered loan losses	(232,501)			(245,608)
Other assets	718,891			672,575

Total assets	$12,085,733			$12,499,683

Liabilities and Equity:
Interest-bearing demand deposits	$597,741	$625	0.42%	$553,328	$587	0.42%
Savings deposits	210,191	210	0.40%	204,794	209	0.41%
Money market accounts	4,183,937	5,146	0.49%	4,560,816	5,873	0.52%
Time deposits	1,335,757	4,087	1.21%	1,333,194	4,289	1.29%
Brokered deposits	1,083,815	1,808	0.66%	1,393,661	2,239	0.64%

Total interest-bearing deposits	7,411,441	11,876	0.64%	8,045,793	13,197	0.66%
Short term borrowings	60,283	466	3.02%	70,045	566	3.20%
Long term debt	405,880	5,463	5.34%	409,793	5,479	5.33%

Total interest-bearing liabilities	7,877,604	17,805	0.90%	8,525,631	19,242	0.90%

Non-interest bearing demand deposits	2,747,760			2,556,527
Other liabilities	174,937			158,773
Equity	1,285,432			1,258,752

Total liabilities and equity	$12,085,733			$12,499,683

Net interest spread (5)			3.21%			3.11%
Effect of non interest-bearing funds			0.28%			0.25%

Net interest income/margin (2) (5) (6)		$101,769	3.49%		$101,219	3.36%

(1)	Interest income included $6.4 million and $5.5 million in loan fees for the three months ended September 30, 2011 and June 30, 2011, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $329.7 million and $357.2 million for the three months ended September 30, 2011 and June 30, 2011, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $3.5 million and $3.7 million for the three months ended September 30, 2011 and June 30, 2011, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the quarters ended September 30, 2011 and June 30, 2011, accretion related to covered assets contributed to net interest margin by 3 basis points.

Net Interest Margin Unaudited (Dollars in thousands)

	Nine Months Ended September 30,
	2011			2010
	Average Balance	Interest (1)	Rate	Average Balance	Interest (1)	Rate
Assets:
Fed funds sold and other short-term investments	$507,210	$966	0.25%	$788,965	$1,584	0.26%
Securities:
Taxable	1,832,916	46,154	3.36%	1,633,502	48,863	3.99%
Tax-exempt (2)	140,471	6,353	6.03%	165,972	7,831	6.29%

Total securities	1,973,387	52,507	3.55%	1,799,474	56,694	4.20%

Loans, excluding covered assets:
Commercial	5,066,733	177,349	4.62%	4,355,099	152,091	4.61%
Commercial real estate	2,689,833	84,868	4.16%	3,118,299	101,943	4.31%
Construction	429,968	12,017	3.69%	645,183	16,785	3.43%
Residential	319,377	10,619	4.43%	343,879	12,307	4.77%
Personal and home equity	445,691	11,967	3.59%	512,489	14,681	3.83%

Total loans, excluding covered assets (3)	8,951,602	296,820	4.38%	8,974,949	297,807	4.38%

Total interest-earning assets before covered assets (2)	11,432,199	350,293	4.05%	11,563,388	356,085	4.07%
Covered assets (4)	330,443	13,392	5.36%	435,032	31,702	9.63%

Total interest-earning assets (2)	$11,762,642	$363,685	4.09%	$11,998,420	$387,787	4.27%

Cash and due from banks	160,169			155,119
Allowance for loan and covered loan losses	(242,659)			(245,752)
Other assets	681,592			670,419

Total assets	$12,361,744			$12,578,206

Liabilities and Equity:
Interest-bearing demand deposits	$583,470	$1,854	0.42%	$700,515	$2,446	0.47%
Savings deposits	204,208	618	0.40%	165,403	742	0.60%
Money market accounts	4,467,903	17,482	0.52%	4,648,720	26,252	0.76%
Time deposits	1,349,224	12,893	1.28%	1,523,912	17,433	1.53%
Brokered deposits	1,317,105	6,222	0.63%	1,400,581	11,658	1.11%

Total interest-bearing deposits	7,921,910	39,069	0.66%	8,439,131	58,531	0.93%
Short term borrowings	81,561	1,859	3.01%	199,217	4,126	2.73%
Long term debt	409,189	16,425	5.31%	491,273	21,820	5.87%

Total interest-bearing liabilities	8,412,660	57,353	0.91%	9,129,621	84,477	1.23%

Non-interest bearing demand deposits	2,524,607			2,036,380
Other liabilities	162,697			169,121
Equity	1,261,780			1,243,084

Total liabilities and equity	$12,361,744			$12,578,206

Net interest spread (5)			3.18%			3.04%
Effect of non interest-bearing funds			0.26%			0.30%

Net interest income/margin (2)(5)(6)		$306,332	3.44%		$303,310	3.34%

(1)	Interest income included $17.9 million and $16.3 million in loan fees for the nine months ended September 30, 2011 and 2010, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $356.9 million and $401.6 million for the nine months ended September 30, 2011 and 2010, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $11.3 million and $13.0 million for the nine months ended September 30, 2011 and 2010, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the nine months ended September 30, 2011 and 2010, accretion related to covered assets contributed to net interest margin by 4 and 19 basis points, respectively.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Non-U.S. GAAP Measures Unaudited (Amounts in thousands except per share data)

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. These non-U.S. GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

We also consider various measures when evaluating capital utilization and adequacy, including tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. Certain of these measures exclude from capital the ending balances of goodwill and other intangibles and/or preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP measures are relevant because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure. The following table reconciles Non-U.S. GAAP financial measures to U.S. GAAP:

	Quarters Ending
	3Q11	2Q11	1Q11	4Q10	3Q10
Taxable-equivalent interest income
U.S. GAAP net interest income	$101,089	$100,503	$102,553	$100,347	$98,959
Taxable-equivalent adjustment	680	716	790	876	891

Taxable-equivalent net interest income (a)	$101,769	$101,219	$103,343	$101,223	$99,850

Average Earning Assets (b)	$11,446,323	$11,916,038	$11,930,751	$11,918,849	$11,938,905
Net Interest Margin ((a) annualized) / (b)	3.49%	3.36%	3.46%	3.33%	3.28%

Net Revenue
Taxable-equivalent net interest income (a)	$101,769	$101,219	$103,343	$101,223	$99,850
U.S. GAAP non-interest income	27,635	21,592	23,627	34,865	23,360

Net revenue	$129,404	$122,811	$126,970	$136,088	$123,210

Operating Profit
Taxable-equivalent net interest income (a)	$101,769	$101,219	$103,343	$101,223	$99,850
U.S. GAAP non-interest income	27,635	21,592	23,627	34,865	23,360
Less: U.S. GAAP non-interest expense	75,034	75,664	75,349	82,148	68,077

Operating profit	$54,370	$47,147	$51,621	$53,940	$55,133

Efficiency Ratio
U.S. GAAP non-interest expense (c)	$75,034	$75,664	$75,349	$82,148	$68,077
Taxable-equivalent net interest income (a)	$101,769	$101,219	$103,343	$101,223	$99,850
U.S. GAAP non-interest income	27,635	21,592	23,627	34,865	23,360

Net revenue (d)	$129,404	$122,811	$126,970	$136,088	$123,210

Efficiency ratio (c ) / (d)	57.98%	61.61%	59.34%	60.36%	55.25%

Non-U.S. GAAP Measures (continued) Unaudited (Amounts in thousands except per share data)

	Nine Months Ending September 30,
	2011	2010
Taxable-equivalent interest income
U.S. GAAP net interest income	$304,145	$300,610
Taxable-equivalent adjustment	2,187	2,700

Taxable-equivalent net interest income (a)	$306,332	$303,310

Average Earning Assets (b)	$11,762,642	$11,998,420

Net Interest Margin ((a) annualized) / (b)	3.44%	3.34%

Net Revenue
Taxable-equivalent net interest income (a)	$306,332	$303,310
U.S. GAAP non-interest income	72,854	58,381

Net revenue	$379,186	$361,691

Operating Profit
Taxable-equivalent net interest income (a)	$306,332	$303,310
U.S. GAAP non-interest income	72,854	58,381
Less: U.S. GAAP non-interest expense	226,047	217,450

Operating profit	$153,139	$144,241

Efficiency Ratio
U.S. GAAP non-interest expense (c )	$226,047	$217,450
Taxable-equivalent net interest income (a)	$306,332	$303,310
U.S. GAAP non-interest income	72,854	58,381

Net revenue (d)	$379,186	$361,691

Efficiency ratio (c )/ (d)	59.61%	60.12%

	Quarters Ending
	3Q11	2Q11	1Q11	4Q10	3Q10
Tier 1 Common Capital
U.S. GAAP total equity	$1,286,176	$1,260,648	$1,238,132	$1,227,910	$1,245,139
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: accumulated other comprehensive income, net of tax	46,051	32,535	19,121	20,078	48,776
Less: disallowed deferred tax assets	—	—	—	5,377	—
Less: goodwill	94,584	94,596	94,609	94,621	94,633
Less: other intangibles	15,715	16,089	16,464	16,840	17,242

Tier 1 risk-based capital	1,374,619	1,362,221	1,352,731	1,335,787	1,329,281
Less: preferred stock	240,020	239,642	239,270	238,903	238,542
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: noncontrolling interests	—	163	105	33	250

Tier 1 common capital (e)	$889,806	$877,623	$868,563	$852,058	$845,696

Tangible Common Equity
U.S. GAAP total equity	$1,286,176	$1,260,648	$1,238,132	$1,227,910	$1,245,139
Less: goodwill	94,584	94,596	94,609	94,621	94,633
Less: other intangibles	15,715	16,089	16,464	16,840	17,242

Tangible equity (f)	1,175,877	1,149,963	1,127,059	1,116,449	1,133,264
Less: preferred stock	240,020	239,642	239,270	238,903	238,542

Tangible common equity (g)	$935,857	$910,321	$887,789	$877,546	$894,722

Tangible Assets
U.S. GAAP total assets	$12,019,861	$12,115,377	$12,497,442	$12,465,621	$12,583,965
Less: goodwill	94,584	94,596	94,609	94,621	94,633
Less: other intangibles	15,715	16,089	16,464	16,840	17,242

Tangible assets (h)	$11,909,562	$12,004,692	$12,386,369	$12,354,160	$12,472,090

Risk-weighted Assets (i)	$10,614,411	$10,518,850	$10,903,625	$11,080,051	$10,850,399

Period-end Shares Outstanding (j)	71,789	71,808	71,428	71,327	71,386

Ratios:
Tier 1 common equity to risk-weighted assets (e) / (i)	8.38%	8.34%	7.97%	7.69%	7.79%
Tangible equity to tangible assets (f) / (h)	9.87%	9.58%	9.10%	9.04%	9.09%
Tangible equity to risk-weighted assets (f) / (i)	11.08%	10.93%	10.34%	10.08%	10.44%
Tangible common equity to tangible assets (g) / (h)	7.86%	7.58%	7.17%	7.10%	7.17%
Tangible book value (g) / (j)	$13.04	$12.68	$12.43	$12.30	$12.53

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Glossary of Terms

Assets under management and administration (“AUMA”)—Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value—Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program—is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory reporting purposes; however, we classify these deposits as client CDARS® due to the source being our client relationships and are, therefore, not traditional ‘brokered’ deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program in that our relationship is not with the underlying depositor.

Client deposits—Total deposits less brokered deposits plus client CDARSTM.

Common equity—Total equity less preferred stock.

Covered assets—Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators—The Company has adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. If any risk exists, we attempt to mitigate by structure, collateral, monitoring, or other meaningful controls. Credits rated 6 are considered special mention as these credits demonstrate potential weakness and that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Potential problem loans have a risk rating of 7 and are considered inadequately protected by the current net worth and paying capacity of the obligor, the collateral pledged, or guarantors. These loans generally have a well defined weakness or weaknesses that may jeopardize liquidation of the debt and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not resolved. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at minimum on a quarterly basis, while all other rated credits are reviewed as the situation warrants.

Credit valuation adjustment (“CVA”)—An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio—Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio—Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

U.S. GAAP—Accounting principles generally accepted in the United States of America.

Net interest margin—Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. This is a non-U.S. GAAP financial measure.

Net interest spread—The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio—Total non-interest expense less non-interest income divided by average total assets.

Net revenue—The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Non-U.S. GAAP—Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP measures may be found on the previous two pages.

Operating profit—The sum of taxable equivalent net interest income and non-interest income, less non-interest expense. This is a non-U.S. GAAP financial measure.

Risk-weighted assets—Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Tangible book value—Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio—Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Taxable-equivalent interest income—The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common capital—Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio—Tier 1 common capital divided by period-end risk-weighted assets. This is a non-U.S. GAAP financial measure.

Tier 1 risk-based capital—Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding gains (losses) on available for sale equity securities, available for sale debt securities, and cash flow hedge derivatives.

Tier 1 risk-based capital ratio—Tier 1 risk-based capital divided by period-end risk-weighted assets.

Leverage ratio—Tier 1 risk-based capital divided by adjusted average total assets.

Total risk-based capital—Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio—Total risk-based capital divided by period-end risk-weighted assets.

Transformational and legacy portfolios—We aggregate loans by originating line of business for reserve purposes because of observable similarities in the performance experience of loans underwritten by the business units. Loans originated by the business units that existed prior to the strategic changes in 2007 are considered “legacy” loans. Loans originated by a business unit that was established in connection with or following the business transformation plan are considered “transformational” loans. Renewals or restructurings of legacy loans may continue to be evaluated as legacy loans depending on the structure or defining characteristics of the new transaction. The Company has implemented a line of business model that has reorganized the legacy business units so that after 2009, all new loan originations are considered transformational.